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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-44754) and related Prospectus of Protein Design Labs, Inc. for the registration of 3,450,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2000 with respect to the consolidated financial statements of Protein Design Labs, Inc. included in its Annual Report on Form 10-K for the year needed December 31, 1999, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

Palo Alto, California
September 25, 2000